Basic Energy: 10-K Exhibits
Exhibit 21.1
SUBSIDIARIES OF BASIC ENERGY SERVICES, INC.

Name of Subsidiary	Jurisdiction of Formation	Effective Ownership
Basic Energy Services GP, LLC	Delaware	Basic Energy Services, Inc. — 100%

Basic Energy Services LP, LLC	Delaware	Basic Energy Services, Inc. — 100%

Basic Energy Services L.P.	Delaware	Basic Energy Services GP, LLC — 0.01%

Basic Marine Services, Inc.	Delaware	Basic Energy Services L.P. — 100%

First Energy Services Company	Delaware	Basic Energy Services L.P. — 100%

Oilwell Fracturing Services, Inc.	Oklahoma	Basic Energy Services L.P. — 100%

LeBus Oil Field Service Co.	Texas	Basic Energy Services L.P. — 100%

Globe Well Service, Inc.	Texas	Basic Energy Services L.P. — 100%

SCH Disposal, L.L.C.	Texas	Basic Energy Services L.P. — 100%

JS Acquisition LLC	Delaware	Basic Energy Services L.P. — 100%

JetStar Consolidated Holdings, Inc.	Delaware	JS Acquisition LLC — 100%

Acid Services, LLC	Kansas	JS Acquisition LLC — 100%

JetStar Energy Services, LLC	Texas	JS Acquisition LLC — 100%